UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Boots Capital Management, LLC (“Boots Capital”), together with the other Participants named herein (“Boots”), have filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).  From time to time, Crown Castle and the other participants named herein may refer shareholders of the Corporation to such materials reproduced herein, recent articles or other materials.

On May 17, 2024, Boots Capital issued a press release relating to the Corporation, a copy of which is posted to the Boots Capital campaign website at www.RebootCrownCastle.com and is set forth below.

TED B. MILLER SENDS OPEN LETTER TO CROWN CASTLE SHAREHOLDERS

Crown Castle’s Board Has Presided Over a Decade of Underperformance and Lacks the Expertise to Turn the Company Around

Boots Capital’s Nominees Bring the Critical Tower Industry Experience and Detailed Plan Necessary to Restore Crown Castle’s Value for Shareholders

Time is Running Out to Cast Your Vote – Your Voice Matters No Matter How Many Shares You Own

Urges Shareholders to Vote the GOLD Proxy Card Today “FOR” Boots Capital’s Four Highly Qualified Director Nominees – Ted Miller, Charles Green, David Wheeler, and Tripp Rice – and “WITHHOLD” on ALL Crown Castle Nominees

HOUSTON – May 17, 2024 – Ted B. Miller, co-founder and former Chief Executive Officer of Crown Castle Inc., (NYSE: CCI) ("Crown Castle" or the "Company"), and his investment vehicle Boots Capital Management, LLC ("Boots Capital") today sent a letter to Crown Castle shareholders in connection with the Company’s upcoming Annual Meeting scheduled for May 22, 2024.

The full text of the letter is below and available at www.RebootCrownCastle.com:

May 17, 2024

To fellow Crown Castle shareholders:

The last few weeks have exposed us to the candid feedback and insights of Crown Castle’s largest shareholders. We heard repeatedly an overwhelming concern and frustration with the Company’s performance, slipshod governance, and lack of strategic planning.

This feedback has further reinforced our views, which we are sharing with all shareholders and hope will inform your decision as you cast your votes on the future of the Company.

1.	There is a serious need for change at Crown Castle and the Board needs skilled, active leaders to execute it. Repeatedly, we heard shareholders express frustration with Crown Castle’s performance and direction.

Crown Castle’s total shareholder returns have lagged for a decade-plus due to capital misallocation, a debt-fueled dividend, and execution failures. This is not in dispute, and the Company has not even tried to defend its record other than to cherry-pick an obscure ETF as a comparison point, which is not used to set compensation or as a benchmark in its annual proxy.

Since our involvement, Crown Castle has added a new CEO and has shown an openness to finally selling fiber. Those are each worthy moves. Shareholders are telling us they want Boots to help drive the necessary changes by replacing decades-old directors responsible for this quagmire and once again focusing Crown Castle on the operations of its core tower business.

Simply put, the Boots nominees bring a detailed, informed view on fiber and a plan for the tower business based on decades of experience as Crown Castle and industry founders.

2.	The corporate governance at Crown Castle has totally failed shareholders.

The materials put out by Crown Castle’s Board speak endlessly about its “refresh” to deflect from its long list of governance failures that are now being laid bare, which include:

a.	Not a single independent director on the Board – including all of the directors brought on during the “refresh” – has tower company operating experience. This is an unbelievable weakness for a board of any tower company, let alone one that has just onboarded a CEO who will need much help to rebuild Crown Castle.
b.	The Board’s complete lack of a CEO succession plan. This proved especially costly in terms of time, money, and disruption for shareholders when Jay Brown resigned in December 2023. Even today, Crown Castle continues to pay the new CEO, the interim CEO, and Jay Brown himself.
c.	The folly of embarking on a $22 billion fiber project, ~50% of Crown Castle’s market capitalization, without including Return on Invested Capital as a measurement for executive and director compensation. This misaligned incentives in a way that continues to haunt the Company today.
d.	Rushing to sign an entrenching cooperation agreement with Elliott Management Corp. which gave Elliott special privileges. To correct governance missteps, the agreement was revised twice after scrutiny by the Delaware Chancery Court.
e.	The entrenchment of long-tenured directors such as Ari Fitzgerald (21+ years) and Cindy Christy (16+ years) who have overseen and approved, year after year, bad decisions and resulting value destruction.
f.	A lack of willingness to engage with us constructively. Crown Castle’s Board took an overtly superficial approach to considering Boots’ nominations, effectively forcing this proxy contest on shareholders, and have rejected our multiple settlement proposals to reach a resolution for the benefit of shareholders. They will spend tens of millions of shareholder money to do so.

3.	Boots’ nominees bring superior experience compared to the long-tenured, underqualified directors we are seeking to replace.

Boots Capital’s nominees have extensive experience in the U.S. and internationally building and running large-scale tower companies. I founded and built Crown Castle. Chuck Green has been responsible for leading 150,000+ wireless towers and has led 23 carveouts in 15 countries on 4 continents. Tripp Rice and I have spent the last decade building technology companies whose express purpose is to reduce costs in wireless-tower businesses. David Wheeler literally founded the banking practices that today finance tower acquisitions.

Compare our relevant tower industry resumes to Ari Fitzgerald and Cindy Christy, neither of whom have any tower experience and have presided over one of the greatest misallocations of capital this century; Rob Bartolo, who as chairman should bear responsibility for all of the Board’s failures and missteps; and Kevin Kabat, who has CEO experience, but at a bank.

These directors, clinging to their roles, want to scare you with the concept that we are disruptive and want to take over the Company. You have always had my pledge: we seek to work collaboratively with the Board and new CEO, whom we support. We seek to make Crown Castle an excellent operating company and an even better investment. We have no agenda other than building value for you and all shareholders. This is the same agenda that has driven me since co-founding the Company.

We regard our role as a way for you, the shareholders, to receive confidence and inject new energy into a Board that has failed you. We are an insurance policy for your investment.

Sincerely,

Ted B. Miller

If you have any questions about how to vote your shares, please contact our proxy solicitor, Morrow Sodali, by telephone 1-800-662-5200 or 203-658-9400 or email at Boots@info.morrowsodali.com.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL’S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.